Exhibit 99.1

Super Micro Computer, Inc. Announces 1st Quarter 2012 Financial Results

SAN JOSE, Calif., October 25, 2011 (BUSINESS WIRE) — Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced first quarter fiscal 2012 financial results for the quarter ended September 30, 2011.

Fiscal 1st Quarter Highlights

•	Quarterly net sales of $247.9 million, down 4.8% from the fourth quarter of fiscal year 2011 and up 19.6% from the same quarter of last year.

•	Net income of $8.5 million, down 20.9% from the fourth quarter of fiscal year 2011 and up 17.7% from the same quarter of last year.

•	Gross margin of 16.0%, up from 15.4% in the fourth quarter of fiscal year 2011 and up 0.1% from the same quarter of last year.

•	Server Solutions accounted for 39.4% of net sales compared with 40.4% in the fourth quarter of fiscal year 2011 and 35.7% in the same quarter of last year.

Net sales for the first quarter ended September 30, 2011 totaled $247.9 million, down 4.8% from $260.3 million in the fourth quarter of fiscal year 2011. No customer accounted for more than 10% of net sales during the quarter ended September 30, 2011.

Net income for the first quarter of fiscal year 2012 was $8.5 million or $0.19 per diluted share, an increase of 17.7% from the net income of $7.2 million, or $0.17 per diluted share in the same period a year ago. Included in net income for the quarter is $2.3 million of stock-based compensation expense (pre-tax). Excluding this item and the related tax effect, non-GAAP net income for the first quarter was $10.5 million, or $0.24 per diluted share, compared to non-GAAP net income of $9.3 million, or $0.22 per diluted share, in the same quarter of the prior year. On a sequential basis, non-GAAP net income decreased from the fourth quarter of fiscal year 2011 by $2.5 million or $0.05 per diluted share.

Gross margin for the first quarter was 16.0% compared to 15.9% in the same period a year ago. Non-GAAP gross margin for the first quarter was 16.1% compared to 16.0% in the same period a year ago. Non-GAAP gross margin was 15.5% for the fourth quarter of fiscal year 2011.

The Company’s cash and cash equivalents and short and long term investments at September 30, 2011 were $96.0 million compared to $75.2 million at June 30, 2011. Free cash flow in the three months ended September 30, 2011 was $17.1 million.

Business Outlook & Management Commentary

The Company expects net sales of $260 million to $280 million for the second quarter of fiscal year 2012 ending December 31, 2011. The Company expects non-GAAP earnings per diluted share of approximately $0.27 to $0.33 for the second quarter.

“Supermicro had a strong beginning to our new fiscal year with first quarter revenues 19.6% higher than last year. We continued to have strong system business as our growing customers like total solutions from Supermicro.” said Charles Liang, Chairman and CEO. “This quarter was one of further developing our foundation by preparing our product lines for Sandy Bridge processor and by improving our production capacity and logistics as our Taiwan facility nears completion.”

It is currently expected that the outlook will not be updated until the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. However, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.

Conference Call Information

Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. To participate the conference, please call 1-888-218-8172 (international callers dial 1-913-312-0844) 10 minutes prior. A recording of the conference will be available until 11:59 pm ET on Tuesday, November 8, 2011 by dialing 1-877-870-5176 (international callers dial 1-858-384-5517) and entering replay PIN 4551906. The live web cast and recording of the call will be available on the Investor Relations section at www.supermicro.com two hours after the conference conclusion. They will remain available until the Company's next earnings call.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Use of Non-GAAP Financial Measures

Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense, a provision for litigation costs and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.

About Super Micro Computer, Inc.

Supermicro, the leader in server technology innovation and green computing, provides customers around the world with application-optimized server, workstation, blade, storage and GPU systems. Based on its advanced Server Building Block Solutions, Supermicro offers the most optimized selection for IT, datacenter and HPC deployments. The company’s system architecture innovations include the Twin server, double-sided storage and SuperBlade® product families. Offering the most comprehensive product lines in the industry, Supermicro provides businesses of all sizes with energy-efficient, earth-friendly solutions that deliver unmatched performance and value. Founded in 1993, Supermicro is headquartered in Silicon Valley with worldwide operations and manufacturing centers in Europe and Asia. For more information, visit www.supermicro.com.

SUPER MICRO COMPUTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2011	June 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$92,280	$69,943
Short-term investments	59	59
Accounts receivable, net	87,810	85,005
Inventory, net	189,004	192,711
Deferred income taxes – current	10,776	10,250
Prepaid income taxes	4,053	7,207
Prepaid expenses and other current assets	4,882	4,447

Total current assets	388,864	369,622
Long-term investments	3,669	5,188
Property, plant and equipment, net	81,289	74,438
Deferred income taxes – noncurrent	2,375	2,792
Other assets	11,982	12,580

Total assets	$488,179	$464,620

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$123,601	$113,340
Accrued liabilities	25,173	25,816
Income taxes payable	975	936
Current portion of long-term debt	555	555

Total current liabilities	150,304	140,647

Long term debt-net of current portion	30,045	27,596
Other long-term liabilities	9,254	9,120

Total liabilities	189,603	177,363
Stockholders’ equity:
Common stock and additional paid-in capital	125,425	122,693
Treasury stock (at cost)	(2,030)	(2,030)
Accumulated other comprehensive loss	(109)	(204)
Retained earnings	175,290	166,798

Total stockholders’ equity	298,576	287,257

Total liabilities and stockholders’ equity	$488,179	$464,620

SUPER MICRO COMPUTER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	September 30, 2011	September 30, 2010
Net sales	$247,885	$207,178
Cost of sales	208,259	174,141

Gross profit	39,626	33,037
Operating expenses:
Research and development	13,824	10,446
Sales and marketing	7,710	6,208
General and administrative	4,578	4,374

Total operating expenses	26,112	21,028
Income from operations	13,514	12,009
Interest and other income, net	17	20
Interest expense	(194)	(159)

Income before income tax provision	13,337	11,870
Income tax provision	4,845	4,653

Net income	$8,492	$7,217

Net income per common share:
Basic	$0.21	$0.19

Diluted	$0.19	$0.17

Weighted-average shares used in calculation of net income per common share:
Basic (a)	40,356	37,224

Diluted (b)	43,395	41,431

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended
	September 30, 2011	September 30, 2010
Cost of sales	$208	$194
Research and development	1,272	864
Sales and marketing	278	282
General and administrative	572	484

SUPER MICRO COMPUTER, INC

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2011	2010
OPERATING ACTIVITIES:
Net income	$8,492	$7,217
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	1,535	1,282
Stock-based compensation expense	2,330	1,824
Excess tax benefits from stock-based compensation	(937)	(648)
Allowance for doubtful accounts	(5)	161
Allowance for sales returns	3,137	1,280
Provision for inventory	2,362	(90)
Deferred income taxes	(170)	2,745
Changes in operating assets and liabilities:
Accounts receivable, net	(5,937)	(288)
Inventory	1,345	(15,836)
Prepaid expenses and other assets	(340)	(3,772)
Accounts payable	9,919	17,574
Income taxes payable, net	4,093	1,000
Accrued liabilities	(830)	4,251
Other long-term liabilities	143	223

Net cash provided by operating activities	25,137	16,923

INVESTING ACTIVITIES:
Proceeds from investments	1,675	900
Purchases of property, plant and equipment	(8,045)	(7,250)
Restricted cash	16	(77)

Net cash used in investing activities	(6,354)	(6,427)

FINANCING ACTIVITIES:
Proceeds from long-term debt	3,156	—
Repayment of long-term debt	(139)	—
Proceeds from exercise of stock options	611	594
Excess tax benefits from stock-based compensation	937	648
Payment of obligations under capital leases	(9)	(18)
Advances (Payment) under receivable financing arrangements	187	(83)
Minimum tax withholding paid on behalf of an officer for restricted stock awards	(1,109)	(762)

Net cash provided by financing activities	3,634	379

Effect of exchange rate fluctuations on cash and cash equivalents	(80)	—
Net increase in cash and cash equivalents	22,337	10,875
Cash and cash equivalents at beginning of period	69,943	72,644

Cash and cash equivalents at end of period	$92,280	$83,519

Supplemental disclosure of cash flow information:
Cash paid for interest	$187	$132
Cash paid for taxes, net of refunds	$634	$675
Non-cash investing and financing activities:
Accrued costs for property, plant and equipment purchases	$1,824	$568

SUPER MICRO COMPUTER, INC

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	September 30,
	2011	2010
GAAP GROSS PROFIT	$39,626	$33,037
Add back stock-based compensation (c)	208	194

Non-GAAP GROSS PROFIT	39,834	$33,231

GAAP GROSS MARGIN	16.0%	15.9%
Add back stock-based compensation (c)	0.1%	0.1%

Non-GAAP GROSS MARGIN	16.1%	16.0%

GAAP INCOME FROM OPERATIONS	$13,514	$12,009
Add back stock-based compensation (c)	2,330	1,824
Add back provision for litigation costs (d)	—	729

Non-GAAP INCOME FROM OPERATIONS	$15,844	$14,562

GAAP NET INCOME	$8,492	$7,217
Add back stock-based compensation (c)	2,330	1,824
Add back provision for litigation costs (d)	—	729
Add back adjustments to tax provision (e)	(337)	(505)

Non-GAAP NET INCOME	$10,485	$9,265

GAAP NET INCOME PER COMMON SHARE – BASIC (a)	$0.21	$0.19
Add back stock-based compensation, provision for litigation costs and adjustments to tax provision (c) (d) (e)	0.05	0.05

Non-GAAP NET INCOME PER COMMON SHARE – BASIC (f)	$0.26	$0.24

GAAP NET INCOME PER COMMON SHARE – DILUTED (b)	$0.19	$0.17
Add back stock-based compensation, provision for litigation costs and adjustments to tax provision (c) (d) (e)	0.05	0.05

Non-GAAP NET INCOME PER COMMON SHARE – DILUTED (g)	$0.24	$0.22

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE
BASIC – GAAP (h)	40,356	37,224

BASIC – Non-GAAP (i)	40,824	38,009

DILUTED – GAAP (h)	43,395	41,431

DILUTED – Non-GAAP (i)	44,317	42,716

(a) Approximately $97,000 and $149,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP basic net income per common share for the three months ended September 30, 2011 and 2010, respectively.

(b) Approximately $91,000 and $134,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP diluted net income per common share for the three months ended September 30, 2011 and 2010, respectively.

(c) Amortization of ASC Topic 718 (SFAS No. 123R, APB 25 and SFAS No. 123) stock-based compensation for the three months ended September 30, 2011 and 2010.

(d) Provision for litigation costs for the three months ended September 30, 2010 was related to a settlement of a patent litigation in September 2010.

(e) The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 33.1% and 35.8% for the three months ended September 30, 2011 and 2010, respectively,

(f) Approximately $120,000 and $191,000 of undistributed earnings allocated to participating securities were not included in the determination of Non-GAAP basic net income per common share for the three months ended September 30, 2011 and 2010, respectively.

(g) Approximately $111,000 and $170,000 of undistributed earnings allocated to participating securities were not included in the determination of Non-GAAP diluted net income per common share for the three months ended September 30, 2011 and 2010, respectively.

(h) 468,829 and 785,229 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three months September, 2011 and 2010, respectively.

(i) 468,829 and 785,229 shares of unvested restricted stock awards were included in the determination of Non-GAAP basic and diluted net income per share for the three months ended September 30, 2011 and 2010, respectively.

SMCI-F

SOURCE: Super Micro Computer, Inc.

Super Micro Computer, Inc.

Howard Hideshima, 408-503-8000

Chief Financial Officer

ir@supermicro.com

or

Perry G. Hayes

SVP, Investor Relations

ir@supermicro.com